Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Nova LifeStyle, Inc. (the “Company”). The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale (the “Sale”) by the Company of Nova Furniture Ltd. in BVI (“Nova BVI”) and its subsidiaries – Nova Furniture (Dongguan) Co., Ltd. (“Nova Dongguan”), Nova Dongguan Chinese Style Furniture Museum (“Nova Museum”) and Dongguan Ding Nuo Household Products Co., Ltd. (“Nova Ding Nuo”), to Kuka Design Limited (the “Purchaser”). The Sale was completed pursuant to a Share Transfer Agreement (the “Agreement”), dated as of September 23, 2016, by and between Nova Furniture Ltd. in Samoa (“Nova Samoa”), a wholly owned subsidiary of the Company, and the Purchaser. At the closing of the Sale, the Company received from the Purchaser pursuant to the Agreement the purchase price of $8.50 million in cash.
In addition, on November 10, 2016, Nova Samoa entered into a Trademark Assignment Agreement with Kuka Design BVI. Pursuant to the terms of the Trademark Assignment Agreement, Nova Samoa agreed to assign to Kuka Design BVI its full right to, and title in, the NOVA trademark in China for $6.00 million (the “Assignment Fee”). As the result of the assignment of NOVA trademark in China, Nova Samoa and its affiliated companies, including Nova Macao, will cease to use the NOVA trademark and brand in their business in China.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 reflects the pro forma effect as if the disposition of Nova BVI, Nova Dongguan, Nova Museum and Nova Ding Nuo had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2015 and nine months ended September 30, 2016 included the Company’s historical statements of operations, adjusted to reflect the pro forma effect as if disposition of Nova BVI, Nova Dongguan, Nova Museum and Nova Ding Nuo had been consummated on January 1, 2015 and 2016 (the first day of the Company's 2015 and 2016 fiscal year), respectively. The historical consolidated financial statements referred to above for the Company were included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and Annual Report on Form 10-K for the year ended December 31, 2015. The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto for the Company.
The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Sale, (b) are factually supportable and (c) with respect to the statements of operations, have a continuing impact on consolidated results of the Company. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial information does not reflect the tax consequences in any jurisdictions attributable to the Sale, and it does not reflect future events that may occur after the sale, including potential general and administrative cost savings. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the disposition of Nova BVI, Nova Dongguan, Nova Museum and Nova Ding Nuo had occurred on January 1, 2015 and 2016, respectively, nor is it necessarily indicative of the Company's future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

Exhibit 99.1
NOVA LIFESTYLE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2016

	As Reported (1)	Pro Forma adjustments		Pro Forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,843,598	$-		$5,843,598
Accounts receivable, net	43,209,014			43,209,014
Advances to suppliers	11,549,905			11,549,905
Inventories	2,272,708			2,272,708
Prepaid expenses and other receivables	1,305,327			1,305,327
Receivable from discontinued operations	-	9,000,000	a	9,000,000
Assets held for sale	25,055,319	(25,055,319)	b	-

Total current assets	89,235,871	(16,055,319)		73,180,552

NONCURRENT ASSETS
Plant, property and equipment, net	174,133			174,133
Lease deposit	43,260			43,260
Goodwill	218,606			218,606
Intangible assets, net	5,818,504			5,818,504
Deferred tax asset	61,000			61,000

Total noncurrent assets	6,315,503			6,315,503

TOTAL ASSETS	$95,551,374	$(16,055,319)		$79,496,055

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,354,379	$-		$6,354,379
Line of credit	8,033,733			8,033,733
Advances from customers	648,756			648,756
Accrued liabilities and other payables	1,129,541			1,129,541
Deposit received from Buyer	5,500,000	(5,500,000)	c	-
Taxes payable	129,644			129,644
Liabilities held for sale	10,891,907	(10,891,907)	b	-

Total current liabilities	32,687,960	(16,391,907)		16,296,053

NONCURRENT LIABILITIES
Income tax payable	2,075,175			2,075,175

TOTAL NONCURRENT LIABILITIES	2,075,175			2,075,175

TOTAL LIABILITIES	34,763,135	(16,391,907)		18,371,228

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	25,716			25,716
Additional paid-in capital	33,265,136			33,265,136
Statutory reserves	6,241			6,241
Accumulated other comprehensive income	1,149,782			1,149,782
Retained earnings	26,341,364	336,588	d	26,677,952

Total Stockholders' Equity	60,788,239	336,588		61,124,827

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$95,551,374	$(16,055,319)		$79,496,055
	-			-

(1) Source: unaudited financial statements of Nova LifeStyle, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.
See accompanying Notes to Unaudited Consolidated Condensed Pro Form Financial Statements.

Exhibit 99.1

NOVA LIFESTYLE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

	As Reported (1)	Pro Forma adjustments	Pro Forma

Net sales	$72,748,972		$72,748,972

Cost of sales	62,091,435		62,091,435

Gross profit	10,657,537	-	10,657,537

Operating expenses
Selling	4,358,206		4,358,206
General and administrative	4,756,118		4,756,118

Total operating expenses	9,114,324	-	9,114,324

Income from operations	1,543,213	-	1,543,213

Other income (expenses)
Non-operating income (expense), net	40,994		40,994
Foreign exchange transaction loss	(5,578)		(5,578)
Interest expense	(241,202)		(241,202)
Financial expense	(88,098)		(88,098)

Total other expenses, net	(293,884)	-	(293,884)

Income before income tax and discontinued operations	1,249,329	-	1,249,329

Income tax expense	60,063		60,063

Income from continuing operations	1,189,266	-	1,189,266

Loss from discontinued operations	(1,476,572)		(1,476,572)

Net loss	$(287,306)	$-	$(287,306)

Basic weighted average shares outstanding	24,937,069		24,937,069
Diluted weighted average shares outstanding	24,937,069		24,937,069

Income from continuing operations per share of common stock
Basic	$0.05	$-	$0.05
Diluted	$0.05	$-	$0.05

Loss from discontinued operations per share of common stock
Basic	$(0.06)	$-	$(0.06)
Diluted	$(0.06)	$-	$(0.06)

Net loss per share of common stock
Basic	$(0.01)	$-	$(0.01)
Diluted	$(0.01)	$-	$(0.01)

(1) Source: unaudited financial statements of Nova LifeStyle, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

See accompanying Notes to Unaudited Consolidated Condensed Pro Form Financial Statements.

Exhibit 99.1
NOVA LIFESTYLE INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015

	As Reported (1)	Pro Forma adjustments (e)	Pro Forma

Net sales	$108,820,112	(18,876,697)	$89,943,415

Cost of sales	90,430,560	(15,765,916)	74,664,644

Gross profit	18,389,552	(3,110,781)	15,278,771

Operating expenses
Selling	6,161,294	(1,529,536)	4,631,758
General and administrative	8,678,402	(2,661,597)	6,016,805

Total operating expenses	14,839,696	(4,191,133)	10,648,563

Income from operations	3,549,856	1,080,352	4,630,208

Other income (expenses)
Non-operating income (expense), net	325,701	(282,464)	43,237
Foreign exchange transaction gain (loss)	93,797	(100,800)	(7,003)
Change in fair value of warrant liability and extinguishment of warrant liability	(767,096)	-	(767,096)
Interest expense	(387,477)	111,847	(275,630)
Financial expense	(62,953)	5,087	(57,866)

Total other expenses, net	(798,028)	(266,330)	(1,064,358)

Income before income tax and discontinued operations	2,751,828	814,022	3,565,850

Income tax expense	551,586	(390,143)	161,443

Income from continuing operations	2,200,242		3,404,407

Loss from discontinued operations		(1,204,165)	(1,204,165)

Net income	$2,200,242	$-	$2,200,242

Basic weighted average shares outstanding	22,825,652	22,825,652	22,825,652
Diluted weighted average shares outstanding	22,825,652	22,825,652	22,825,652

Income from continuing operations per share of common stock
Basic	$0.10	$-	$0.15
Diluted	$0.10	$-	$0.15

Loss from discontinued operations per share of common stock
Basic	$-	$(0.05)	$(0.05)
Diluted	$-	$(0.05)	$(0.05)

Net income per share of common stock
Basic	$0.10	$-	$0.10
Diluted	$0.10	$-	$0.10

(1) Source: audited financial statements of Nova LifeStyle, Inc. Annual Report on Form 10-K for the year ended December 31, 2015.

See accompanying Notes to Unaudited Consolidated Condensed Pro Form Financial Statements.

Exhibit 99.1

NOVA LIFESTYLE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Description of Transaction and Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of the Company, which were included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and Annual Report on Form 10-K for the year ended December 31, 2015. The unaudited pro forma condensed consolidated statements of operations reflect the sale by the Company of its subsidiaries (Nova BVI, Nova Dongguan, Nova Museum and Nova Ding Nuo) as if the sale had been consummated on January 1, 2015 and 2016 (the first day of the Company's 2015 and 2016 fiscal year), respectively. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 reflects such sale as if it had been consummated on that date.
Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statement of operations:
Condensed Consolidated Balance Sheet

(a)	To reflect anticipated receivable for remaining sales proceeds of $9.0 million, from total gross proceeds of $8.5 million for Share Transfer Agreement and $6.0 million for Trademark agreement.

(b)	To eliminate the assets held for sale and liabilities held for sale of disposed subsidiaries.

(c)	To reclassify the $5.5 million deposits received from buyer from current liability to gross proceeds received as a result of completion of the sale of the subsidiaries.

(d)	To reflect gain on sale of subsidiaries, before tax.

Condensed Consolidated Statements of Operations

(e)	To reflect elimination of historical external revenues and expenses of disposed subsidiaries.